INSIDER PLEDGE AND ESCROW AGREEMENT

      THIS INSIDER PLEDGE AND ESCROW AGREEMENT (the "Agreement") is made and entered into as of December 30, 2005 (the "Effective Date") by and among CORNELL CAPITAL PARTNERS, LP ("Cornell" or the "Pledgee"), EARTHSHELL CORPORATION, a Delaware corporation (the "Company"), BENTON WILCOXON (the "Pledgor") and DAVID GONZALEZ, ESQ., as escrow agent ("Escrow Agent").

                                    RECITALS:

      WHEREAS, on March 23, 2005, Cornell, the Company, the Pledgor, and the Escrow Agent entered into a Pledge and Escrow Agreement, as amended on May 26, 2005 (the "Pledge and Escrow Agreement") pursuant to which the Pledgor pledged shares of common stock of Composite Technology Corporation ("CTC") to secure a loan made by the Pledgee to the Company in a principal amount of $2,500,000. The parties desire to terminate the Pledge and Escrow Agreement and replace it with this Agreement;

      WHEREAS, in connection with the Securities Purchase Agreement (the "Securities Purchase Agreement") dated the date hereof among the Pledgee and the Company, the Company shall issue and sell to the Pledgee up to Four Million Five Hundred Thousand Dollars ($4,500,000) of secured convertible debentures (the "Convertible Debentures");

      WHEREAS, in connection with the transactions contemplated by the Securities Purchase Agreement, on the date hereof the Pledgee and the Company entered into an Investor Registration Rights Agreement ("Registration Rights Agreement"), an Escrow Agreement ("Escrow Agreement"), an Amended Security Agreement ("Security Agreement"), a Pledge and Escrow Agreement ("Company Pledge Agreement"), and Irrevocable Transfer Agent Instructions ("Transfer Agent Instructions") (the Convertible Debentures, Securities Purchase Agreement, Registration Rights Agreement, Escrow Agreement, Security Agreement, Company Pledge Agreement, and Transfer Agent Instructions are collectively referred to as the "Transaction Documents"); and

      WHEREAS, the Pledgor has agreed to irrevocably pledge to the Pledgee Five Million (5,000,000) shares of common stock of CTC which are beneficially owned by the Pledgor (the "Pledged Shares") in order to secure the repayment of the first Two Million Five Hundred Thousand Dollars $2,500,000 (whether at the stated maturity, by acceleration or otherwise) of the Company's obligations (the "Obligations") to the Pledgee or any successor to the Pledgee under the Convertible Debentures and the Transaction Documents.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                              TERMS AND CONDITIONS

      1. Pledge and Transfer of Pledged Shares. The Pledgor hereby grants to Pledgee an irrevocable, first priority security interest in all Pledged Shares as security for the repayment of the first Two Million Five Hundred Thousand Dollars $2,500,000 of the Obligations. On or before the date hereof, the Pledgor shall deliver to the Escrow Agent stock certificates representing the Pledged Shares, together with duly executed stock powers or other appropriate transfer documents with medallion bank guarantees and executed in blank by the Pledgor (the "Transfer Documents"). Such stock certificates and Transfer Documents (collectively the "Pledged Materials") shall be held by the Escrow Agent until the Escrow Agent is notified to release such Pledged Materials pursuant to
Section 3 hereof. the repayment of the first Two Million Five Hundred Thousand Dollars $2,500,000 (whether by conversion, repayment, or otherwise) of all Obligations due to the Pledgee under the Transaction Documents, including the repayment of all amounts owed by the Company to the Pledgee under the Convertible Debentures (whether outstanding principal, interest, legal fees, or any other amounts owed to the Pledgee by the Company).

      2. Rights Relating to Pledged Shares. Upon the occurrence of an Event of Default (as defined herein), the Pledgee shall be entitled to vote the Pledged Shares, receive dividends and other distributions thereon, and enjoy all other rights and privileges incident to the ownership of the number of Pledged Shares actually released from escrow in accordance with Section 5 hereof.

      3. Release of Pledged Shares from Pledge. Upon the repayment of the first Two Million Five Hundred Thousand Dollars $2,500,000 (whether by conversion, repayment, or otherwise) of the Obligations, the parties hereto shall notify the Escrow Agent to such effect in writing. Promptly upon receipt of such written notice, the Escrow Agent shall return to the Pledgor the Pledged Materials, whereupon any and all rights of Pledgee in the Pledged Materials shall be terminated.

      4. Event of Default. An "Event of Default" shall be deemed to have occurred under this Agreement upon an Event of Default under Convertible Debentures which remains uncured for a period of ten (10) days after the Pledgee provides the Pledgor written notice of an Event of Default under the Convertible Debentures.

      5. Remedies. Upon and anytime after the occurrence of an Event of Default (as set forth above), so long as the Event of Default has not been previously cured, the Pledgee shall have the right to provide written notice of such Event of Default (the "Default Notice") to the Escrow Agent, with a copy to the Pledgor and the Company. As soon as practicable after receipt of the Default Notice by the Escrow Agent, the Escrow Agent shall deliver to Pledgee the Pledged Materials held by the Escrow Agent hereunder. Upon receipt of the Pledged Materials, the Pledgee shall have the right to (i) sell the Pledged Shares and to apply the proceeds of such sales, net of any selling commissions, to the Obligations owed to the Pledgee by the Company under the Transaction Documents, including, without limitation, outstanding principal, interest, legal fees, and any other amounts owed to the Pledgee, and exercise all other rights and (ii) any and all remedies of a secured party with respect to such property as may be available under the Uniform Commercial Code as in effect in the State of New Jersey. The Pledgee shall have the absolute right to sell or dispose of the Pledged Shares in any manner it sees fit and shall have no liability to the Pledgor, the Company or any other party for selling or disposing of such Pledged Shares even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. The Escrow Agent shall have the absolute right to disburse the Pledged Shares to the Pledgee in batches, which when aggregated with all other common stock of Composite Technology Corporation beneficially owned by the Pledgee and its affiliates, will not to exceed 9.9% of the outstanding capital of Composite Technology Corporation (which limit may be waived by the Pledgee providing not less than 65 days' prior written notice to the Escrow Agent). The Pledgee shall return to the Pledgor any Pledged Shares released to it and remaining after the Pledgee has applied the net proceeds to all amounts owed to the Pledgee.

      The Pledgor shall enter into a lockup agreement in connection with this Agreement.

      Each right, power and remedy of the Pledgee provided for in this Agreement or any other Transaction Document shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or any other Transaction
Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee to any other further action in any circumstances without demand or notice. The Pledgee shall have the full power to enforce or to assign or contract is rights under this Agreement to a third party.

      The Pledgor and the Company have no right to require the Pledgee to marshal its collateral, and agree that the Pledgee may, in addition to its other rights hereunder, proceed against its collateral in any order that it deems appropriate in the exercise of its absolute discretion.

      6. Representations, Warranties and Covenants.

            6.1 The Pledgor represents, warrants and covenants that:

                  (i) he is, and at the time when pledged hereunder will be, the legal, beneficial and record owner of, and has (and will have) good and valid title to, all Pledged Shares pledged by him hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever;

                  (ii) he has full power, authority and legal right to pledge all the Pledged Shares pledged by him pursuant to this Agreement; and

                  (iii) all the Pledged Shares have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights.

            6.2 The Pledgor covenants and agrees that it will take all reasonable steps to defend the Pledgee's right, title and security interest in and to the Pledged Shares and the proceeds thereof against the claims and demands of all persons whomsoever (other than the Pledgee and the Escrow Agent); and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise take all reasonable steps to defend the right thereto and security interest therein of the Pledgee.

            6.3 The Pledgor covenants and agrees that it will take no action which would violate or be inconsistent with any of the terms of any Transaction Document, or which would have the effect of impairing the position or interests of the Pledgee under any Transaction Document.

            6.4 The Pledgor represents, warrants and covenants that (i) he has been the beneficial owner of the Pledged Shares for a period of not less than two (2) years as computed in accordance with Rule 144(d) promulgated under the Securities Act of 1933, as amended, (ii) he has fully paid for the Pledged Shares at the time he became the beneficial owner (which was more than two (2) years ago) and (iii) this Agreement is made with recourse. Upon an Event of Default, the Pledgee shall be deemed to have acquired the Pledged Shares on the date they were acquired by the Pledgor.

            6.5 The Pledgor represents, warrants and covenants that (i) the Pledgor waives any rights to seek any remedy in equity, (ii) the Pledgor's sole remedy against the Pledgee shall be to sue for monetary damages, and (iii) the Pledgor shall not challenge any instructions or directions given by the Pledgee to CTC's transfer agent regarding any transfers or sales of the Pledged Shares or otherwise challenge any such transfer or sale. The Pledgor's exclusive remedy for any wrongdoing or alleged wrongdoing under this Section 6.5 shall be to seek monetary damages against the Pledgee, which damages the Pledgor expressly acknowledges are an adequate remedy under applicable law.

      7. Concerning the Escrow Agent.

            7.1. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

            7.2. The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, monies, instruments, or other document received by it as such escrow holder, and for the disposition of the same in accordance with the written instruments accepted by it in the escrow.

            7.3. Pledgee and the Pledgor hereby agree, to defend and indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and costs of defending any action, suit, or proceeding or resisting any claim (and any costs incurred by the Escrow Agent pursuant to Section 6.4 hereof). The Escrow Agent shall be vested with a lien on all property deposited hereunder, for indemnification of attorneys' fees and court costs regarding any suit, proceeding or otherwise, or any other expenses, fees, or charges of any character or nature, which may be incurred by the Escrow Agent by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Agreement and instructions given to the Escrow Agent hereunder, or otherwise, with the right of the Escrow Agent, regardless of the instructions aforesaid, to hold said property until and unless said additional expenses, fees, and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Company.

            7.4. If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion deposit the Pledged Materials with the Clerk of the United States District Court of New Jersey, sitting in Newark, New Jersey, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Pledgor, the Company and Pledgee for all costs, including reasonable attorneys' fees in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received.

            7.5. The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Pledgor and Pledgee) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

            7.6. The Escrow Agent may resign upon ten (10) days' written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

            7.7. Conflict Waiver. The Pledgor hereby acknowledges that the Escrow Agent is general counsel to the Pledgee, a partner in the general partner of the Pledgee, and counsel to the Pledgee in connection with the transactions contemplated and referred herein. The Pledgor agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Pledgee and the Pledgor will not seek to disqualify such counsel and waives any objection Pledgor might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement.

            7.8. Notices. Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to the Company, to:    EarthShell Corporation
                          1301 York Road, Suite 200
                          Lutherville, MD 20193
                          Attention: Scott Houston
                          Telephone: (410) 847-9420
                          Facsimile: (410) 847-9431

With a copy to:           Kirkpatrick & Lockhart Nicholson Graham, LLP
                          201 South Biscayne Boulevard, Suite 2000
                          Miami, Florida 33131
                          Attention: Clayton E. Parker, Esq.
                          Telephone: (305) 539-3306
                          Facsimile: (305) 328-7095

If to the Escrow Agent:   David Gonzalez, Esq.
                          101 Hudson Street, Suite 3700
                          Jersey City, NJ 07302
                          Telephone: (201) 985-8300
                          Facsimile: (201) 985-8744

If to the Pledgee:        Cornell Capital Partners LP
                          101 Hudson Street, Suite 3700
                          Jersey City, NJ 07302
                          Attention: Mark A. Angelo
                          Telephone: (201) 985-8300
                          Facsimile: (201) 985-8744

With copy to:             Cornell Capital Partners, LP
                          101 Hudson Street, Suite 3700
                          Jersey City, NJ 07302
                          Attention: Troy J. Rillo, Esquire
                          Telephone: (201) 985-8300
                          Facsimile: (201) 985-1964

If to the Pledgor, to:    Benton Wilcoxon
                          2026 McGaw Avenue
                          Irvine, CA 92260
                          Telephone: (949) 428-8500
                          Facsimile: (949) 660-1533

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

      8. Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

      9. Governing Law; Venue; Service of Process. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed wholly within that state except to the extent that Federal law applies. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Agreement, shall be brought in the state superior courts located in Hudson County, New Jersey or Federal district courts located in Newark, New Jersey, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum. The parties hereto specifically agree that service of process may be made, and such service of process shall be effective if made, pursuant to Section 8 hereto.

      10. Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

      11. Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

      12.  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

      13. No Penalties. No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.

      14. JURY TRIAL. EACH OF THE PLEDGEE AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN PLEDGEE AND PLEDGOR, THIS PLEDGE AND ESCROW AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Insider Pledge and Escrow Agreement as of the date first above written.

CORNELL CAPITAL PARTNERS, LP

By:  Yorkville Advisors, LLC
Its: General Partner


By: /s/ Mark Angelo
   -----------------------------------------
   Name:  Mark Angelo
   Title: Portfolio Manager


/s/ Benton Wilcoxon
--------------------------------------------
BENTON WILCOXON


EARTHSHELL CORPORATION


By: /s/ Scott Houston
   -----------------------------------------
   Name:  Scott Houston
   Title: Chief Financial Officer


ESCROW AGENT


By: /s/ David Gonzalez
   -----------------------------------------
   Name: David Gonzalez, Esq.


FOR VALUE RECEIVED, this Agreement is made with recourse.


/s/ Benton Wilcoxon
--------------------------------------------
BENTON WILCOXON